PARTIAL DEBT SETTLEMENT AGREEMENT

PARTIAL DEBT SETTLEMENT AGREEMENT ("Agreement"), dated as of April 30, 2015, by and between ROSTOCK VENTURES CORP., a Nevada corporation (the "Company"), and Tucker Investments, a Belize Corporation ("TUCKER") (together hereinafter referred to as "the Parties").

WITNESSETH

A. TUCKER has loaned money to the Company, evidenced by a various Loan Notes issued on various dates. The Notes to be converted into shares of the common stock of the Company represent a total of $67,500 (the "Debt"), specifically per the "Table of Notes and Conversions" below, and are attached hereto as Exhibit "A";

B. The parties wish to provide for full payment of $67,500 (sixty seven thousand five hundred dollars) of the Debt as "Subscription Proceeds" in exchange for the issuance of shares of common stock of the Company (the "Common Stock");

C. In lieu of receiving cash as payment of the Debt, TUCKER has agreed to accept the Common Stock as payment of the portion of the Debt being converted pursuant to the terms and conditions set forth in this Agreement; and

D. In lieu of receiving cash in payment of the subscription contemplated by this Agreement, the Company is willing to apply the respective portion of the Debt in payment of the Subscription Proceeds.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and TUCKER hereby agree as follows:

1. ISSUANCE OF SHARES IN SATISFACTION OF PARTIAL PAYMENT OF DEBT.

On the date hereof, the Company is authorizing the issue to TUCKER and/or its beneficial owners or assigns up to 13,500,000 (thirteen million five hundred thousand) shares of Common Stock of the Company at $0.005 per share to satisfy $67,500 of the Debt. Upon the issuance of such shares of Common Stock, the Debt will be considered reduced $67,500.

2. TUCKER'S REPRESENTATIONS AND WARRANTIES.

TUCKER hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

(a) none of the shares of Common Stock have been or will be registered under the United States Securities Act of 1933 Act, as amended (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (**"Regulation S"**), except in accordance with the provisions of Regulation S, pursuant to an effective

registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(b) the Company has not undertaken, and will have no obligation, to register any of the shares of Common Stock under the 1933 Act or any other securities legislation;

(c) the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the shares of Common Stock and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the shares of Common Stock hereunder, and

(ii) applicable resale restrictions;

(d) TUCKER has the financial ability to bear the economic risk of its investment, and has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company.

(e) TUCKER is either:

☐ an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act and satisfies one of the criteria described therein (17 C.F.R. 230.501(a)); or

☑ is not a "U.S. Person" as defined under Regulation S.

(check one)

(f) TUCKER has made an independent investigation of the Company's business, been provided an opportunity to obtain additional information concerning the Company TUCKER deems necessary to make an investment decision and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

(g) TUCKER represents, warrants and agrees that TUCKER will not sell or otherwise transfer the shares of Common Stock unless registered under the Act or in reliance upon an exemption there from, and fully understands and agrees that TUCKER must bear the economic risk of his purchase for an indefinite period of time because, among other reasons, the shares of Common Stock or underlying securities have not been registered under the Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or an exemption from such registration is available. TUCKER also understands that the Company is under no obligation to register the shares of Common Stock on his behalf or to assist TUCKER in complying with any exemption from registration

under the Act. TUCKER further understands that sales or transfers of the shares of Common Stock or underlying securities are restricted by the provisions of state securities laws.

(h) TUCKER has not transferred or assigned an interest in the Debt to any third party.

(i) The foregoing representations, warranties, agreements shall survive the delivery of the shares of Common Stock under this Agreement.

3. COMPANY REPRESENTATIONS AND WARRANTIES.

The Company hereby acknowledges, represents and warrants to, and agrees with TUCKER as follows:

(a) The Company has been duly organized, is validity existing and is in good standing under the laws of the State of Nevada. The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validity authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws effecting creditors rights, generally.

(b) The execution and delivery by the Company and the performance by the Company of its obligations under this Agreement in accordance with the term of this Agreement will not contravene any provision of applicable law or the character documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the term of this Agreement.

(c) The foregoing representations, warranties and agreements shall survive the Closing.

4. RELEASE.

Upon the delivery of the shares representing the Common Stock acquired herein to TUCKER as set forth in Section 1 and 2 of this Agreement, TUCKER releases and forever discharges the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations, manner of actions, suits, debts, sums of money, contracts, agreements, claims and demands at law or in equity, that TUCKER had, or may have arising from the $67,500 portion of the Debt being converted to Common Stock pursuant to hereto.

5. MISCELLANEOUS.

(a) Modification. Neither this agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

(b) Notices. Any notice, demand or other communication which any party hereto may he required, or may elect, to give to anyone interested hereunder shall be sufficiently given is (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.

(c) Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterparts.

(d) Binding Except as otherwise provide herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns,

(e) Entire Agreement. This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

(f) Applicable Law. This Agreement shall be governed and constructed under the laws of the State of Nevada.

(g) Legal Fees. Legal fees will be paid by the Company.

Table of Notes and Conversions: -

Issue Date / Coupon	Amount	Amount to Convert	Balance
29 October 2008 / 0%	$ 20,000.00	$ 20,000.00	$ 0.00
30 Sept 2009 / 0%	$ 15,131.14	$ 15,131.14	$ 0.00
17 September 2009 / 6%	$ 30,000.00	$ 30,000.00	$ 0.00
12 March 2010 / 6%	$ 14,928.25	$ 2,368.86	$ 12,559.39
4 May 2010 / 10%	$ 29,918.00	$ 0.00	$ 29,918.00
4 February 2011 / 10%	$ 11,928.10	$ 0.00	$ 11,928.10
Total to Convert:		**$ 67,500**	

IN WITNESS WHEREOF, the Company and TUCKER have caused this Agreement to be executed and delivered by their respective officers, thereunto duly authorized.

Rostock Ventures Corp.

By: Rostock Ventures Corp.
Name: Gregory Rotelli
Title: CEO

Tucker Investments

Eugenia Akrabova

By: Tucker Investments
Name: Eugenia Akrabova
Title: Authorized signatory

Instructions to Action Stock Transfer:

Kindly issue the shares on 3 certificates of 4,500,000 shares each, free of legend, and FedEx the certificates as follows:

<table>
<tr><th>Amount</th><th>Registration / Beneficiary</th><th>FedEx Delivery Address</th></tr>
<tr><td>4,500,000</td><td>Eugenia Akrabova
Casa Los Tres Reyes,
Calle de las Tortugas, Perla Marina
Sosua, Puerto Plata 57000
Dominican Republic</td><td rowspan="3">Eugenia Akrabova
Casa Los Tres Reyes,
Calle de las Tortugas, Perla Marina
Sosua, Puerto Plata 57000
Dominican Republic
Tel: (809) 895-0034</td></tr>
<tr><td>4,500,000</td><td>Renate Panov
Casa Los Tres Reyes,
Calle de las Tortugas, Perla Marina
Sosua, Puerto Plata 57000
Dominican Republic</td></tr>
<tr><td>4,500,000</td><td>Taramara investments inc
81 East Bay Street
Nassau
Bahamas</td></tr>
</table>